Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY   11520
Phone:  (516) 378-1000
Fax:  (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Altona Resources Inc.

I consent to the inclusion in this Registration Statement on Form S-1 of my report dated June 4, 2012 relating to the audit of the financial statements of Altona Resources Inc. for the period April 4, 2011 (inception) to December 31, 2011. I also consent to the reference to the firm under the heading “Experts” in this registration statement.

MICHAEL T. STUDER CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
June 4, 2012